Exhibit 10.2

SUPPLEMENTAL LETTER

To:	Alterra Capital UK Limited (formerly named Max UK Holdings Ltd.) 70 Gracechurch Street London EC3V 0XL (the “Account Party”)
Alterra Capital Holdings Limited (formerly named Max Capital Group Ltd.) Alterra House 2 Front Street Hamilton Bermuda (the “Guarantor”)

26 November 2010

Dear Sirs

£90,000,000 Letter of Credit Facility Agreement dated 13 October 2008

This letter is addressed to you in connection with the £90,000,000 credit facility agreement (the "Credit Facility Agreement”) dated 13 October 2008 (as amended and restated on 30 March 2010) entered into between (1) the Guarantor, (2) the Account Party and (3) ourselves in our separate capacities as Bank, Agent, Issuing Bank and Security Trustee.

Terms defined in the Credit Facility Agreement shall have the same meanings in this letter.

WHEREAS:

(A)	Two Letters of Credit have been issued under the Credit Facility Agreement in the aggregate amount of £63,315,324.85 with expiry dates of 31 December 2013 (the “Existing L/Cs”).

(B)	You have requested that the Facility be extended to cover the 2011 and 2012 underwriting years of account in the reduced amount of £60,000,000 upon the terms set out in the attached summary of indicative terms (the “Indicative Term Sheet”).

(C)	Notwithstanding the proposed reduction of the Facility amount as referred to in recital (B), you have requested that the Existing L/Cs be rolled over until 31 December 2014 in the aggregate amount of £63,315,324.85 upon the terms set out below.

NOW IT IS AGREED:

1.	Subject to receiving a copy of this letter signed by each of you acknowledging and consenting to its terms, and subject also to the provisions of clause 2, we consent to the Existing L/Cs being rolled over with new expiry dates of 31 December 2014 and undertake to notify Lloyd’s accordingly. For the avoidance of doubt, the Existing L/Cs as so rolled over shall continue to constitute Letters of Credit for the purposes of the Credit Facility Agreement.

2.	Our agreement under clause 1 is given on the condition that it shall be an Event of Default under the Credit Facility Agreement if any of the following conditions has not been satisfied on or before 20 December 2010 (or such later date as we may agree):

(a)	an agreement has been signed in a form reasonably acceptable to us between the Guarantor, the Account Party and ourselves whereby the Credit Facility Agreement is amended and restated to incorporate the terms set out in the Indicative Term Sheet;

(b)	all conditions precedent to the effectiveness of the agreement referred to in clause 2(a) have been satisfied in accordance with the terms of that agreement; and

(c)	the aggregate amount of the Existing L/Cs (when aggregated with any other Letters of Credit then in issue) has been reduced to £60,000,000 (or such lower amount as may be the maximum permitted aggregate amount of the Letters of Credit under the Credit Facility Agreement as then amended and restated).

3.	The rights and obligations of the parties under the Credit Facility Agreement and the other Finance Documents shall continue in full force and effect, uninterrupted by the amendments under this letter save insofar as they are amended hereby and the Security Interests created by the relevant Finance Documents shall continue fully to secure the obligations of the Account Party under the Credit Facility Agreement as so amended notwithstanding the extension of the term of the Existing L/Cs.

4.	Any transfer or assignment made in accordance with the terms of the Credit Facility Agreement shall have the same effect in relation to the rights and obligations of the parties under this letter as it has in relation to their rights and obligations under the Credit Facility Agreement.

5.	The provisions of clauses 1.10 (Rights of third parties), 16.3 (Indemnity against costs), 25 (Assignments and Transfers), 27 (Miscellaneous), 29 (Notices) and 30 (Governing Law and Jurisdiction) of the Credit Facility Agreement shall be incorporated into this letter as if set out herein and as if references therein to “this Agreement” were references to this letter and as though this letter were included in the definition of “Finance Documents”.

Please acknowledge your consent to and agreement of the foregoing by signing and returning to us a copy of this letter.

Yours faithfully

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ING BANK N.V., LONDON BRANCH

Agreed and accepted this 26th day of November 2010

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For and on behalf of
ALTERRA CAPITAL UK LIMITED

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For and on behalf of
ALTERRA CAPITAL HOLDINGS LIMITED